Exhibit 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 1999 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 Signature                       Title                                Date
 ---------                       -----                                ----
/s/ Ronald M. DeFeo      Chairman, Chief Executive Officer
                            and Director                         March 24, 2000
Ronald M. DeFeo               (Principal Executive Officer)

/s/ Joseph F. Apuzzo     Chief Financial Officer                 March 24, 2000
Joseph F. Apuzzo                (Principal Financial Officer)

/s/ Kevin M. O'Reilly    Controller                              March 24, 2000
Kevin M. O'Reilly             (Principal Accounting Officer)

/s/ G. Chris Andersen    Director                                March 24, 2000
G. Chris Andersen

/s/ Don DeFosset         Director                                March 24, 2000
Don DeFosset

/s/ William H. Fike      Director                                March 24, 2000
William H. Fike

/s/ Donald P. Jacobs     Director                                March 24, 2000
Donald P. Jacobs

/s/ Marvin B. Rosenberg  Director                                March 24, 2000
Marvin B. Rosenberg

/s/ David A. Sachs       Director                                March 24, 2000
David A. Sachs